EXHIBIT 21

The Sherwin-Williams Company
Operating Subsidiaries
December 2019 - 10K

Domestic

Subsidiary	State of
Incorporation

Acquire Sourcing, LLC	DE

Comex North America, Inc.	DE

Contract Transportation Systems Co.	DE

CTS National Corporation	DE

Omega Specialty Products & Services LLC	OH

Plasti-Kote Co., Inc.	OH

Sherwin-Williams Realty Holdings, Inc.	IL

SWIMC LLC	DE

The Sherwin-Williams Acceptance Corporation	NV

The Sherwin-Williams Headquarters Company	OH

The Sherwin-Williams Manufacturing Company	OH

The Sherwin-Williams US Licensing Company	DE

Valspar Specialty Paints, LLC	DE

Foreign

Country of

Subsidiary	Incorporation

Compania Sherwin-Williams, S.A. de C.V.	Mexico

Dongguan Lilly Paint Industries Ltd	China

EPS B.V.	Netherlands

EPS Polidrox Industria e Comercio de Resinas Ltda	Brazil

EPS (Shanghai) Trading Co., Ltd.	China

Geocel Limited	UK

Guangdong Valspar Paints Manufacturing Co Ltd.	China

Invercolor Bologna Srl	Italy

Invercolor Ltd	UK

Invercolor Roma Srl	Italy

Invercolor Torino Srl	Italy

Invercolor Toscana Srl	Italy

Inver East Med S.A.	Greece

Inver France SAS	France

Inver GmbH	Germany

Inver Industrial Coating SRL	Romania

Inver Polska Spó³ka Z O.O	Poland

Inver Spa	Italy

Isocoat Tintas e Vernizes Ltda	Brazil

Isva Vernici Srl	Italy

Oy Sherwin-Williams Finland Ab	Finland

Pinturas Condor S.A.	Ecuador

Pinturas Industriales S.A.	Uruguay

Piton Paints Limited	St. Lucia

Plasti-kote Limited	UK

Productos Quimicos y Pinturas, S.A. de C.V.	Mexico

PT Sherwin-Williams Indonesia	Indonesia

PT Valspar Indonesia	Indonesia

Quest Automotive Products UK Limited	UK

Quetzal Pinturas, S.A. de C.V.	Mexico

Ronseal (Ireland) Limited	Ireland

Sherwin-Williams Argentina I.y C.S.A.	Argentina

Sherwin-Williams Aruba VBA	Aruba

Sherwin-Williams (Australia) Pty. Ltd.	Australia

Sherwin-Williams Automotive Mexico S.de R.L.de C.V.	Mexico

Sherwin-Williams Balkan S.R.L.	Romania

Sherwin-Williams Bel Unitary Enterprise	Belarus

Sherwin-Williams (Belize) Limited	Belize

Sherwin-Williams Benelux NV	Belgium

Sherwin-Williams Canada Inc.	Canada

Sherwin-Williams (Caribbean) N.V.	Curacao

Sherwin-Williams Cayman Islands Limited	Grand Cayman

Sherwin-Williams Chile S.A.	Chile

Sherwin-Williams Coatings India Private Limited	India

Sherwin-Williams Coatings S.a r.l.	Luxembourg

Sherwin Williams Colombia S.A.S.	Columbia

Sherwin-Williams Czech Republic spol. s r.o	Czech Republic

Sherwin-Williams Denmark A/S	Denmark

Sherwin-Williams Deutschland GmbH	Germany

Sherwin-Williams Diversified Brands Limited	UK

Sherwin-Williams do Brasil Industria e Comercio Ltda.	Brazil

Sherwin-Williams France Finishes SAS	France

Sherwin-Williams (Ireland) Limited	Ireland

Sherwin-Williams Italy S.r.l.	Italy

Sherwin-Williams (Malaysia) Sdn. Bhd.	Malaysia

Sherwin-Williams (Nantong) Company Limited	China

Sherwin-Williams (Nantong) Coatings Technology Co., Ltd.	China

Sherwin-Williams Norway AS	Norway

Sherwin-Williams Paints Limited Liability Company	Russia

Sherwin-Williams Peru S.R.L.	Peru

Sherwin-Williams Pinturas de Venezuela S.A.	Venezuela

Sherwin-Williams Poland Sp. z o.o	Poland

Sherwin-Williams Protective & Marine Coatings	UK

Sherwin-Williams (S) Pte. Ltd.	Singapore

Sherwin-Williams Services (Malaysia) Sdn. Bhd.	Malaysia

Sherwin-Williams (Shanghai) Limited	China

Sherwin-Williams Spain Coatings S.L.	Spain

Sherwin-Williams Sweden AB	Sweden

Sherwin-Williams (Thailand) Co., Ltd.	Thailand

Sherwin-Williams UK Coatings Limited	UK

Sherwin-Williams (Vietnam) Limited	Vietnam

Sherwin-Williams (West Indies) Limited	Jamaica

Spanyc Paints Joint Stock Company	Vietnam
SWIPCO - Sherwin Williams do Brasil Propriedade
Intelectual Ltda.    Brazil

Syntema I Vaggeryd AB	Sweden

Taiwan Valspar Co., Ltd.	Taiwan

The Valspar (Asia) Corporation Limited	Hong Kong

The Valspar (Australia) Corporation Pty. Ltd.	Australia

The Valspar Corporation Limitada	Brazil

The Valspar (Finland) Corporation Oy	Finland

The Valspar (France) Corporation S.A.S.	France

The Valspar (France) Research Corporation SAS	France

The Valspar (Malaysia) Corporation Sdn Bhd	Malaysia

The Valspar (Nantes) Corporation S.A.S.	France

The Valspar (Singapore) Corporation Pte. Ltd	Singapore

The Valspar (South Africa) Corporation (Pty) Ltd	South Africa

The Valspar (Spain) Corporation S.R.L.	Spain

The Valspar (Switzerland) Corporation AG	Switzerland

The Valspar (Thailand) Corporation Ltd.	Thailand

The Valspar (UK) Corporation Limited	UK

The Valspar (Vietnam) Corporation Ltd.	Vietnam

TOB Becker Acroma Ukraine	Ukraine

UAB Sherwin-Williams Baltic	Lithuania

Valspar Aries Coatings, S. de R.L. de C.V.	Mexico

Valspar Automotive Australia Pty Limited	Australia

Valspar Automotive (UK) Corporation Limited	UK

Valspar B.V.	Netherlands

Valspar Coatings (Guangdong) Co., Ltd.	China

Valspar Coatings (Shanghai) Co. Ltd.	China

Valspar Coatings (Tianjin) Co., Ltd	China

Valspar D.o.o Beograd	Serbia

Valspar (India) Coatings Corporation Private Limited	India

Valspar Industries GmbH	Germany

Valspar Industries (Ireland) Ltd.	Ireland

Valspar Industries (Italy) S.r.l.	Italy

Valspar LLC	Russia

Valspar Mexicana, S.A. de C.V.	Mexico

Valspar Paint (Australia) Pty Ltd	Australia

Valspar Paint (NZ) Limited	New Zealand

Valspar Powder Coatings Limited	UK

Valspar Rock Company Limited (Japan)	Japan

Valspar (Shanghai) Management Co., Ltd.	China

Valspar (Uruguay) Corporation S.A.	Uruguay

Valspar (WPC) Pty Ltd	Australia

ZAO Sherwin-Williams	Russia